AMENDMENT NO. l
                                    TO THE
                        EXECUTIVE RETIREMENT AGREEMENT
                                      OF

                         (Effective January 1, l992)

         THIS AMENDMENT to the Executive Retirement Agreement by and between GEORGIA-PACIFIC CORPORATION, a Georgia corporation ("G-P"), and ("Employee"), initially effective January 1, 1992 (the "Agreement"), made and entered into
by the original parties this      day of            , l992, and effective as

provided below;

                            W I T N E S S E T H :

         WHEREAS, G-P and the Employee entered into the Agreement effective January 1, 1992 whereby G-P agreed to provide certain non-qualified benefits to Employee (and, upon his death, to his surviving spouse) as specified in, and subject to the terms and conditions of, the Agreement;
         WHEREAS, in consideration of Employee's continuing valuable services to G-P, G-P desires to modify the provisions of the Agreement with respect to disability and death benefits to make such benefits more responsive to the needs of Employee and Employee's spouse under such circumstances;
         NOW, THEREFORE, in consideration of the premises and other mutual covenants and agreements contained herein and in the original Agreement, the parties hereto hereby mutually covenant and agree as follows:

         l.   Paragraph 5(c) of the Agreement is amended to read as follows:
              "(a) Employee will be eligible for Pre-Termination
         Disability benefits as of the date Employee's employment terminates by reason of disability - as determined by the Stock Option Plan and Management Compensation Committee of
         G-P's Board of Directors (the "Committee") - after the completion of at least one (l) year of continuous service with G-P and/or its subsidiaries (as defined in Paragraph
         8)."

         2. Paragraph 5(c) of the Agreement is amended by deleting subparagraph (2) of the present provision and renumbering subparagraph (3) as subparagraph (2) so that the amended provision (with conforming changes) reads as follows:

              "(c) The amount of the monthly Retirement Payment payable to Employee if eligible under Paragraph 5(a) for Pre-Termination Disability benefits shall be calculated as follows:

              "(l) Determine the monthly Retirement Payment to which
                   the Employee would be entitled if the Employee were eligible for Normal Retirement under Paragraph 2(a) as of the Employee's date of termination due to disability;

              "(2) Multiply the result in subparagraph (c)(l) by the
                   appropriate early commencement percentage as indicated below:

                 Age of Employee
                 At Termination

              Because of Disability    Percentage


                       64                 100%
                       63                 100%
                       62                 100%
                       61                  94%
                       60                  88%
                       59                  82%
                       58                  76%
                       57                  70%
                       56                  64%
                       55                  58%
                  54 and prior             50%"

         3.  Paragraph 6(a) of the Agreement is amended to read as follows:
              "(a) Employee's surviving spouse (as defined in Paragraph 6(d) will be eligible for Pre-Termination Death benefits as of the date Employee's employment terminates by reason of death after the completion of at least one (l) year of continuous service with G-P and/or its subsidiaries
         (as defined in Paragraph 8)."

         4. Paragraph 6(c) is amended by deleting subparagraph (2) of the present provision and by renumbering subparagraph (3) as subparagraph (2) so that the provisions as amended (with confirming changes) reads as follows:
              "(c) The amount of the monthly Retirement Payment payable to Employee's surviving spouse if eligible under Paragraph 6(a) for Pre-Termination Death benefits shall be calculated as follows:

              "(l) Determine the monthly Retirement Payment to which
                   the Employee would be entitled if the Employee were eligible for Normal Retirement under Paragraph 2(a) as of the Employee's date of death;

              "(2) Multiply the result in subparagraph (c)(l) by the
                   appropriate early commencement percentage as indicated below:

              Age of Employee
                 At Death              Percentage


                    64                    50%
                    63                    50%
                    62                    50%
                    61                    47%
                    60                    44%
                    59                    41%
                    58                    38%
                    57                    35%
                    56                    32%
                    55                    29%
               54 and prior               25%"

         5. This Amendment shall be effective from and its date of execution. Except as hereinabove modified, the Agreement, as effective January 1, 1992, shall remain in full force and effect.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.


                               GEORGIA-PACIFIC CORPORATION


                               By:

                                  T. Marshall Hahn, Jr.
                                  Chairman of the Board of
                                     Directors